MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

SPECIAL MEETING OF SHAREHOLDERS

On May 30, 2003, a Special Meeting of Shareholders for the Evergreen Offit High Yield Fund was held to consider a number of proposals. On February 28, 2003, the record date for the meeting, the Evergreen Offit High Yield Fund had $243,269,326 of net assets outstanding of which $66,929,622 (or 27.51%) of net assets were represented at the meeting.

Proposal 1 - The proposed reorganization of the Evergreen Offit High Yield Fund into Evergreen Select High Yield Bond Fund, a series of Evergreen Select Fixed Income Trust, a Delaware statutory trust:

         Net assets voted For        $61,221,794
         Net assets voted Against      292,441
         Net assets voted Abstain       5,415,387
Proposal 2 - To consider and vote upon such other matters as may properly come before said meeting or adjournment thereof:

        Net  assets  voted For   $57,579,018
        Net assets voted Against  353,306
        Net assets voted Abstain  8,997,298

SPECIAL MEETING OF SHAREHOLDERS

On May 30, 2003, a Special Meeting of Shareholders for the Evergreen Offit Mortgage Securities Fund was held to consider a number of proposals. On February 28, 2003, the record date for the meeting, the Evergreen Offit Mortgage Securities Fund had $73,192,618 of net assets outstanding of which $24,430,648 (or 33.38%) of net assets were represented at the meeting.

Proposal 1 - The proposed reorganization of the Evergreen Offit Mortgage Securities Fund into Evergreen Mortgage Securities Fund, a series of Evergreen Fixed Income Trust, a Delaware statutory trust:

         Net assets voted For        $18,564,999
         Net assets voted Against       0
         Net assets voted Abstain      5,865,649
Proposal 2 - To consider and vote upon such other matters as may properly come before said meeting or adjournment thereof:

        Net  assets  voted For   $18,564,999
        Net  assets  voted  Against  0
        Net  assets  voted  Abstain   5,865,649

SPECIAL MEETING OF SHAREHOLDERS

On May 30, 2003, a Special Meeting of Shareholders for the Evergreen Offit U.S. Government Securities Fund was held to consider a number of proposals. On February 28, 2003, the record date for the meeting, the Evergreen Offit U.S. Government Securities Fund had $28,645,261 of net assets outstanding of which $9,558,414 (or 33.37%) of net assets were represented at the meeting.

Proposal 1 - The proposed reorganization of the Evergreen Offit U.S. Government Securities Fund into Evergreen U.S. Government Fund, a series of Evergreen Fixed Income Trust, a Delaware statutory trust:

         Net assets voted For       $9,558,414
         Net assets voted Against     0
         Net assets voted Abstain      0
Proposal 2 - To consider and vote upon such other matters as may properly come before said meeting or adjournment thereof:

         Net assets voted For       $9,557,409
         Net assets voted Against     0
         Net assets voted Abstain     1,005